      	As filed with the Securities and Exchange Commission
                           on July 8, 1997
                      File No. 33-________________

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC 20549

                              FORM S-8

                       Registration Statement

                              Under the
                       Securities Act of 1933

                       VERTEX INDUSTRIES, INC.
	(Exact Name of Registrant as Specified in its Charter)

State of New Jersey						22-2050350
State or Other Jurisdiction                             (IRS Employer ID No.)
of Incorporation or Organization)

            23 Carol Street, Clifton, New Jersey 07014-0996
          (Address of Principal Executive Offices) (Zip Code)

               Consulting Agreement with Summit Marketing
                     and Public Relations, Inc.

	Ron C. Byer, 23 Carol Street, Clifton, New Jersey 07014-0996
                           (201) 777-3500

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line:  _X_
                                  -1-
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                      CALCULATION OF REGISTRATION FEE
                                    Proposed      Proposed
Title of                            Maximum       Maximum
Securities              Amount      Offering      Aggregate       Amount of
to be                   to be       Price         Offering        Registration
Registered              Registered  Per Share     Price           Fee
Common Stock            15,000      $ .69 (1)     $ 10,350.00
                        20,000      $1.25 (1)     $ 25,000.00
                        20,000      $1.75 (1)     $ 35,000.00     $107.00
                        40,000      $3.00 (1)     $120,000.00
                        40,000      $4.00 (1)     $160,000.00

(1) Calculated pursuant to Rule 457(h).
	Page 1 of 12 pages contained in the sequential numbering system. The Exhibit Index may be found on Page __ of the sequential numbering system.


ITEM 3.	Incorporation of Certain Documents by Reference.

The following documents are incorporated by reference into the registration statement:

The Company's Annual Report on Form 10-K for the year ended July 31, 1996, and all other reports filed pursuant to section 13(a) or 15(d) since the end of the year covered by above annual report.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

The description of the Company's common stock which is contained in the Company's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

ITEM 4.	Description of Securities.

Securities are registered under Section 12 of the Exchange Act.

ITEM	5.	Interest of Named Experts and Counsel.

The validity of the issuance of the securities registered pursuant to this Registration Statement is being passed upon for the Company by Jeffrey D. Marks, Esq., P.C., P.O. Box 2665, 415 Clifton Avenue, Clifton, New Jersey, 07015.
                                  -2-
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ITEM 6.	Indemnification of Directors and Officers.

Section 14A:3-5 of the Business Corporation Act of New Jersey (the "Act") provides that a corporation may indemnify a director or officer of the corporation and to purchase and maintain liability insurance for those persons as, and to the extent permitted by
Section 14A:3-5 of the Act.

The Company's Certificate of Incorporation limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by New Jersey law.

ITEM 7.	Exemption from Registration Claimed.

Does not apply.

ITEM 8.	Exhibits.

5.1	 Opinion of Jeffrey D. Marks, Esq., P.C., regarding the
      legality of the securities being offered hereby.

24.1	 Consent of Arthur Andersen, L.L.P.

24.2     Consent of Jeffrey D. Marks, Esq., P.C. (contained in Exhibit 5.1)

ITEM 9. 	Undertakings.

The undersigned hereby undertakes:

	(1)(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement;
			(i)	To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

			(ii)	To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

			(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

	Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

	(b)	That, for the purpose of determining any liability under
the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.
                                  -3-
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	(2)	To remove from registration by means of a post-effective
Amendment any of the securities being registered which remain unsold at the termination of the Plan.

	(3)	The undersigned Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act pursuant to Section 13(a) or Section 15(d) of the Securities
Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

	(4)	The undersigned registrant hereby undertakes to deliver
or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

	(5)	Insofar as indemnification for liabilities arising under
the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-8 and has duly

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caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Clifton, State of New Jersey, on the 7TH day of July, 1997.

Vertex Industries, Inc.


BY:   S/ Ronald C. Byer
   Ronald C. Byer, President



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                       Title                        Date


_________________         Chairman of the Board              ________________
James Q. Maloy            and Director



S/ Ronald C. Byer         President, Chief                   7/1/97
Ronald C. Byer            Executive Officer
                          and Director



S/ George Powch           Director                            7/8/97
George Powch



S/ Irwin Dorros           Director                            7/1/97
Irwin Dorros



S/ W.H.Highleyman         Director                            7/1/97
Wilbur Highleyman

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                            ________________________


                                     EXHIBITS

                                        TO

                                     FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             _______________________



                              VERTEX INDUSTRIES, INC.

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                             EXHIBIT INDEX


Exhibit                                                     Sequentially
Number                                                      Numbered Page


5.1		Opinion of Jeffrey D. Marks, Esq., P.C.,
		regarding the legality of the
                securities being offered hereby.                  9

24.1            Consent of Arthur Andersen, L.L.P.               12

24.2            Consent of Jeffrey D. Marks, Esq., P.C.,
                (contained in Exhibit 5.1)



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